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ASSET MANAGEMENT

Annual Compliance Statement

CERTIFICATION

For the Period of March 31, 2017 to December 31, 2017

JPMDB Commercial Mortgage Securities Trust 2017-C5, Commercial Mortgage Pass-Through Certificates Series 2017-C5 (the “Trust”)

I, David B. Iannarone, on behalf of CWCapital Asset Management LLC, as Special Servicer (the “Certifying Servicer”), certify to J.P. Morgan Chase Commercial Mortgage Securities Corp. and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

1.       I (or Servicing Officers under my supervision) have reviewed the Certifying Servicer’s activities between March 31, 2017 and December 31, 2017 (the “Reporting Period”) and the Certifying Servicer’s performance under the Pooling and Servicing Agreement; and

2.       To the best of my knowledge, based on such review, the Certifying Servicer has fulfilled all of its obligations under the Pooling and Servicing Agreement in all material respects during the Reporting Period.

Date: March 1, 2018

CWCapital Asset Management LLC, as Special Servicer

By: /s/ David B. Iannarone

Name: David B. Iannarone

Title: President

7501 Wisconsin Avenue, Suite 500 West, Bethesda, MD 20814

www.cwcapital.com